(Logo) BUSINESS/FARM/                                           ID# 9,355,800
       PROFESSIONAL CORPORATION                                 Filed#
       ARTICLES OF AMENDMENT                                    WO# 864140
       SECRETARY OF STATE                                       Filed By 5/15/01
       SFN 13008 (4-00)

FILING FEE $20.00
the registered agent changed, or if          RECEIVED
authorized snares are increased or          MAY 15 2001
changed, additional fees may be due.       SEC.OF STATE


           SEE REVERESE SIDE FOR FEES, FILING AND MAILING INSTRUCTIONS

TYPE OR PRINT LEGIBLY
--------------------------------------------------------------------------------
1. The name of the corporation as reflected in the 2. Federal ID# 3.Telephone # Articles of incorporation on file with the Secretary of State.

         R. LANG CONSTRUCTION, INC.                 45-0428742
--------------------------------------------------------------------------------
4. Complete mailing address of the principle place of business     5.Toll-Free
   (Steet/RR. PO Box. City, State, Zip+4)                            Telephone #

      9005 OAK DR., BISMARCK. N.D. 58503
--------------------------------------------------------------------------------
6. The following amendment has been adopted pursuant to the provisions of the North Dakota Business Corporation Act, North Dakota Century Code,
   Chapter 10-19.1:

       I, the undersigned, Ross K. Lang, do hereby certify:
                           ------------

             That the Board of Directors of R. LANG CONSTRUCTION, INC.
             (the "Company"), at a meeting duly convened and held on the 9th day of May, 2001, adopted a resolution to amend the original articles as follows:

             Article Four is hereby amended to read as follows:

             The aggregate number of shares, which the company has the authority to issue, is 100,000,000 shares of common stock with the par value of $0.001 per share, and 50,000,000 shares of preferred stock with the par value of $0.001 per share.

             The change in par value does not affect stated capital


      The number of shares of Company's common stock outstanding and entitled to vote on an amendment to the Articles of Incorporation was 40,000; that the said change and amendment was unanimously adopted on the 9th day of May, 2001 by the Company's shareholders.
--------------------------------------------------------------------------------
7. The amendment shall be affective

        (check one)                [X]When filed with the secretary of State
                                   [ ]Later on
                                               ------------------------------
                                                   (month, day, year)
--------------------------------------------------------------------------------
8. The amendment eas adopted on 9 May, 2001 by one of the following methods
                                -----------
  (check the appropriate method)
  [X] By the shareholders
  [ ] By the incorporators where no shares have been issued
  [ ] By the board where no shares have been issued
--------------------------------------------------------------------------------
9. Does the amendment provide for, but not establish the manner for effecting an exchange. reclassification, or cancellation of issued shares?
   (check appropriate[ ])

  [X] Yes. The shares are affectedas follows: ALL OUTSTANDING SHARES WERE
           EXCHANGED ONE FOR ONE AT THE NEW PAR VALUE.
           ---------------------------------------------------------------------
  OR
  [ ] No. The shares are unaffected by the amendment.
--------------------------------------------------------------------------------
10."The undersigned, a person authorized by the corporation to sign this amendment, has read the foregoing Articles of Amendment, knows the contents thereof, and believes the statements made thereon to be true."

                                                  /s/ Ross Long      9 May 2001
                                                  -----------------------------
                                                                        Date
--------------------------------------------------------------------------------
11. Name of person to contact about this amendment   E-mail Address  Day-time
                                                                     Telephone #
    ROSS K. LANG
--------------------------------------------------------------------------------